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Exhibit 99.3

CHOLESTECH CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
September 12, 2007

The undersigned hereby appoints John H. Landon and Warren E. Pinckert II, or any of them, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Cholestech Corporation to be held at 10:00 a.m. Pacific Standard Time on September 12, 2007, at Cholestech's offices at 3347 Investment Boulevard, Hayward, California 94545-3808, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters described on this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHOLESTECH. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AND FOR THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO CHOLESTECH MANAGEMENT TO VOTE YOUR SHARES TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT SHARES TO APPROVE THE PRINCIPAL TERMS OF THE MERGER. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

CHOLESTECH CORPORATION	VOTE BY INTERNET—www.investorvote.com
3347 INVESTMENT BLVD. HAYWARD, CA 94545	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Standard Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-652-VOTE (8693)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cholestech Corporation., c/o John Glenn, 3347 Investment Boulevard, Hayward, CA 94545.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR BY PHONE.
Please date, sign and mail your proxy card back as soon as possible! Special Meeting of Stockholders CHOLESTECH CORPORATION September 12, 2007

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHOLESTECH CORPORATION
The Board of Directors recommends that you vote FOR
the approval of the principal terms of the merger and FOR proposal 2.

		For	Against	Abstain
Vote On Proposals
1.	Approve the principal terms of the merger.	☐	☐	☐
2.
	Approve the grant of discretionary authority to Cholestech management to vote your shares to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient shares to approve the principal terms of the merger.	☐	☐	☐
3.	Transact any other business that is properly presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in the name of the corporation by an authorized officer. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

Signature	Date	Signature (Joint Owners)	Date

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  Exhibit 99.3